UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
January 23, 2008
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Short Term Incentive Plan
On January 23, 2008, the Board of Directors (the “Board”) of Cash America International, Inc. (the “Company”), on the recommendation of its Management Development and Compensation Committee (the “Committee”), approved the 2008 terms and conditions of the Company’s short term incentive compensation plan (the “STI plan”). The STI plan is an annual cash incentive plan available to many of the Company’s employees, including its executive officers. Under the STI plan, a cash bonus pool may be funded based on the Company’s achievement of certain financial objectives and on other factors that the Committee determines. The STI plan is administered by the Committee, which considers certain recommendations by the Company’s CEO. Following the end of the year, the Committee evaluates whether the STI plan criteria have been met and determines whether or not to pay out that year’s STI awards and the amounts of the awards.
The Committee has sole discretion in all matters concerning the STI plan, including whether to establish terms and conditions for a given year, whether to pay STI awards with respect to a year, and determining the aggregate amount of the STI awards to be paid. It sets target bonuses for all STI plan participants, including the Company’s executive officers. The Committee determines the amount of the cash bonus pool to be allocated to the Company’s executive officers and considers the recommendations of Company management in determining the amount of the cash bonus pool to be allocated to Company departments, groups and employees (other than the CEO and other executive officers).
In the 2008 STI plan, the Committee established incentives tied to the performance of the Company as a whole, and established new incentives for employees of individual operating regions and business units tied to the performance of their respective regions and business units. The Committee established performance measures based on the Company’s earnings before taxes, excluding any unusual items (the “EBT”); financial measures consisting of earnings before interest, taxes, depreciation and amortization (“EBITDA”), less certain internal charges, for the Company’s Retail Services Division; and the EBITDA for the Company’s Internet Services Division. The Company determined the EBT and EBITDA goals based on its expectations of Company performance for the coming year.
The STI bonuses for the Chief Executive Officer, Chief Financial Officer and the other named executive officers identified in the Company’s 2007 Proxy statement will be based solely on the Company’s EBT. The STI bonuses for executive officers who oversee the Company’s Retail Services Division will be based both on the Company’s EBT and the financial measures applicable to that Division. The STI bonuses for executive officers overseeing the Company’s Internet Services Division will be based on that Division’s financial performance.
At its January 23 meeting, the Board approved the Committee’s recommendations of the target percentage of each employee’s base salary that would be payable as an STI award. The targets for the Company’s executive officers are: 100% for the Company’s Chief Executive Officer; 45% for the Company’s Chief Financial Officer and the Presidents of the Company’s three operating divisions; and 40% for the Company’s Executive Vice Presidents. Funding of the Company’s cash bonus pool and the payment of individual cash bonuses to employees will be determined in the sole discretion of the Committee after the conclusion of the 2008 year.
Long Term Incentive Plan Awards
On January 23, 2008, the Board also approved forms, terms and conditions of a Long Term Incentive Plan Agreement (the “LTIP Agreement”) and a Restricted Stock Unit Agreement (“RSU Agreement”) to be used in connection with awards of restricted stock units (“RSUs”) under the Cash America International, Inc. 2004 Long Term Incentive Compensation Plan (the “Plan”). The Board also approved the grants of awards under the LTIP and RSU Agreements to Company officers, including the Company’s principal executive officer, principal financial officer and other named executive officers. The LTIP and RSU Agreements that will be provided to the award recipients will identify the number of RSUs that were awarded to the recipient.

A portion of the RSUs granted under the LTIP Agreement will vest in four equal annual installments on January 31, 2009, 2010, 2011 and 2012 (the “Term RSUs”). The remaining portion (the “Performance RSUs”) will vest on December 31, 2010, subject to the Company achieving a Company performance target based on the improvement in its earnings per share over the three year period ending December 31, 2010. Depending on the Company’s performance during that period, 0% to 100% of the Performance RSUs may vest at December 31, 2010. Other terms of these awards are consistent with previously disclosed terms of the Plan.
RSUs granted under the RSU Agreement will vest in two equal installments on January 31, 2009 and 2010. Other terms of these awards are consistent with previously disclosed terms of the Plan.
The vesting of all awards under the LTIP and RSU Agreements is subject to the award recipient being employed by the Company on the applicable vesting date. An award recipient who leaves the Company for any reason will forfeit any award (or any portion of an award) that has not vested at the time of the departure, except in the event of certain changes in control, or, with respect to the Performance RSUs, unless the recipient’s age plus tenure with the Company as of the recipient’s termination date is at least 65 years. Award recipients may elect to defer receipt of up to 100% of the shares of Company common stock that are receivable upon vesting of the RSUs granted under both award agreements.
The Board approved LTIP and RSU awards to the Company’s principal executive officer, principal financial officer and other named executive officers in the amounts set forth below. The amounts reflect the number of shares issuable upon vesting of each award; the number of Performance RSUs reflects the maximum number of shares issuable upon vesting.

	LTIP Award
Name	Term RSUs	Performance RSUs	RSU Award

Daniel R. Feehan, President and Chief Executive Officer	12,161	15,202	3,928

Thomas A Bessant, Jr., Executive Vice President and Chief Financial Officer	8,165	3,130	1,729

James H. Kauffman, Executive Vice President — Corporate Development	6,151	2,358	1,630

Michel D. Gaston, Executive Vice President — Corporate Development	4,781	1,833	1,289

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: January 29, 2008	By:	/s/ J. Curtis Linscott
J. Curtis Linscott, Executive Vice President,
Secretary and General Counsel